Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-04947, 333-51588, 333-62599, 333-122221, 333-125040, 333-138102, and 333-155316) and Form S-8 (Nos. 333-66041, 333-102662, 333-126228, 333-126230, and 333-151066) of FelCor Lodging Trust Incorporated of our report dated February 25, 2010 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this
Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 25, 2010